UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2014

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger with Community First Bancshares, Inc.

On May 6, 2014, the Company entered into an Agreement and Plan of Merger (“CFB Merger Agreement”) with Community First Bancshares, Inc. (“Community First”) which was disclosed in a Form 8-K filed on May 6, 2014.  A regulatory application was filed with the Board of Governors of the Federal Reserve System (“FRB”) on July 16, 2014 to approve the merger of Community First with and into the Company.  The application is still pending before FRB.

The CFB Merger Agreement provides that either the Company or Community First may terminate the CFB Merger Agreement if the merger has not closed by December 31, 2014.  However, either the Company or Community First may extend the date upon which the Merger Agreement may first be terminated, if one of the reasons that the merger has not closed is the failure to obtain regulatory approval. On December 15, 2014,  the Company gave Community First notice of the extension of the optional termination date from December 31, 2014 until February 28, 2015.

Agreement and Plan of Merger with Liberty Bancshares, Inc.

On May 27, 2014, the Company entered into an Agreement and Plan of Merger (“LBI Merger Agreement”) with Liberty Bancshares, Inc. (“Liberty”) which was disclosed in a Form 8-K filed on May 28, 2014.  A regulatory application was filed on July 16, 2014 with the FRB to approve the merger of Liberty with and into the Company.  The application is still pending before FRB.

The LBI Merger Agreement provides that either the Company or Liberty may terminate the LBI Merger Agreement if the merger has not closed by December 31, 2014.  However, either the Company or Liberty may extend the date upon which the LBI Merger Agreement may first be terminated if one of the reasons that the merger has not closed is failure to obtain regulatory approval. On December 15, 2014,  the Company gave Liberty notice of the extension of the optional termination date from December 31, 2014 until April 30, 2015.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)  On Monday, December 15, 2014, Simmons First National Corporation Board of Directors approved the increase in the size of the Board of Directors from 12 to 13 and the appointment of Scott McGeorge, as a director of the Company.  Mr. McGeorge was appointed to the Executive Committee, Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and the Risk Committee. Mr. McGeorge works for a group of family owned companies that include Pine Bluff Sand & Gravel Co., McGeorge Contracting Co., Inc. and Cornerstone Farm and Gin Co., where he serves as President, Chairman and Senior Vice President, and Vice President, respectively. The companies perform marine construction in a multistate regional area, build highways and similar projects, mine various minerals and produce and sell stone products, asphalt pavement and sand. Cornerstone is engaged in farming operations.

Mr. McGeorge previously served on the Board from 2005 through 2014, but upon attaining age 70, in accordance with the policy of the Company, did not stand for re-election. The recent amendment of the Company’s Corporate Governance Principles to allow service by directors until age 72 has allowed Mr. McGeorge to be eligible to continue his service as a director.

(e) The Board of Directors of the Company, upon recommendation of the Nominating, Compensation and Corporate Governance Committee, adopted the Simmons First National Corporation 2015 Employee Stock Purchase Plan on December 15, 2015 and directed that the Plan be submitted to the Company's shareholders for approval at its next annual shareholders' meeting to be held on April 30, 2015. The Board allocated 100,000 shares of Company stock to the Plan. The 2015 Plan is similar to the Employee Stock Purchase Plan adopted by the Company in 2011 which will expire on December 31, 2015, however the new plan provides more flexibility to the Board in designing the offerings under the plan. The 2015 Plan provides eligible employees with the opportunity to purchase Company stock in up to ten 12 month offering periods at a price equal no less than 85% of the lesser of (i) the closing price of the Company's stock on the first day of the offering period or (ii) the closing price on the last day of the offering period. Each Offering will define the employees that are eligible to participate. Generally, all employees of the Company and its subsidiaries will be eligible to participate, provided that each offering may exclude (i) employees who have been employed less than 2 years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) highly compensated employees (within the meaning of section 414(q) of the Internal Revenue Code). Participating employees may make contributions to the plan not in excess of the lesser of the maximum contribution amount set forth in the offering or $25,000 annually. The Compensation Committee will administer the 2015 Plan. The Compensation Committee has the authority, subject to the terms of the Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Plan; (ii) interpret the terms and provisions of the Plan; and (iii) otherwise supervise the administration of the Plan. A copy of the plan is included as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2014, the Board of Directors of the Company, upon recommendation of the Nominating, Compensation and Corporate Governance Committee, adopted and approved an amendment and restatement of the Company’s bylaws (“Restated Bylaws”), which became effective immediately upon their adoption. The Board adopted the Restated Bylaws primarily to strengthen the Company’s overall corporate governance, restructure the standing committees of the Board and to update certain provisions related to the description of the Company’s management structure and governing law. The Restated Bylaws, among other things:

•
change the criteria for the limitation on the number of directors that the Board can add between shareholders’ meetings from the number of directors last elected at an annual shareholders’ meeting to the number of directors last set by the shareholders;

•
revise the standing committees of the board to add the  Risk Committee, separate the Nominating, Compensation & Corporate Governance Committee into a Compensation Committee and a Nominating & Corporate Governance Committee and revise the responsibilities and procedures for the committees;

•
eliminate the generic duties of the specified officers and provide added flexibility to the Board in designing a management structure by allowing the Board to define the titles, duties and responsibilities of the  of Company’s officers; and

•
delete references to the Arkansas Business Corporation Act of 1965 which has been superseded by the Company's prior election to be governed by the Arkansas Business Corporation Act of 1987 and certain other non-substantive changes.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 15, 2014, the Board of Directors of the Company, upon recommendation from the Nominating, Compensation and Corporate Governance Committee, made certain stylistic, technical, administrative and other non-substantive amendments to the Company’s Code of Ethics.    The revised Code of Ethics is available for review or download in the Investor Relations section of the Company’s website, www.simmonsfirst.com.

Item 8.01	Other Events

In connection with the amendment of the bylaws amending the provisions governing standing committees and officers, a thorough review was made of the Company’s Corporate Governance Principles.  Following the review, the Corporate Governance Principles were revised to reflect the amendments to the Bylaws, other changes in the underlying governance policies of the Company as well as stylistic and organizational changes.  The Board of Directors, upon recommendation from the Nominating, Compensation and Corporate Governance Committee, adopted the revised Corporate Governance Principles on Monday, December 15, 2014. The revised Corporate Governance Principles are available for review or download in the Investor Relations section of the Company’s website, www.simmonsfirst.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws of Simmons First National Corporation (amended and restated)

10.1	Simmons First National Corporation 2015 Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: December 19, 2014	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer